UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2014

IGNITE RESTAURANT GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 14, 2014, the Board of Directors of the Ignite Restaurant Group, Inc. (the “Company”) appointed Shauna Ryan King to the Board of Directors as an additional director to serve as a Class I director with a term to expire at the 2016 annual stockholders meeting. There are no arrangements between Ms. King and any other person pursuant to which Ms. King was selected as a director.

Ms. King currently serves as Vice President, Finance and Business Operations for Yale University, a position she has held since 2006, where her responsibilities include Strategic and Financial Planning, Capital and Operating Budgeting, Departmental Business Operations, Information Technology, Dining Operations, Shared Services and Procurement. Prior to her role at Yale University, Ms. King provided management, financial and operations consulting to select clients with SKing Consulting from 2003 to 2006, as well as from 1994 to 1998. Between her consulting endeavors, Ms. King held numerous leadership positions at PepsiCo, Inc., including Chief Transformation Officer; President, PepsiCo Shared Services and Global Information Officer; Vice President and General Manager, Club Channel and Vice President, Field Finance at Frito-Lay, Inc. Prior to these roles, Ms. King held various business development, finance and marketing related roles at PepsiCo Food Systems, Frito-Lay, Inc. and PepsiCo Bottling Group, in addition to starting her career as a CPA at Price Waterhouse. Ms. King graduated magna cum laude with a BS in Psychology from St. Lawrence University followed by an MBA from Cornell University and an Honorary Masters Degree from Yale University.

In connection with her service on the Board of Directors, Ms. King will enter into an Indemnification Agreement with the Company, a form of which was previously filed as Exhibit 10.12 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 filed on May 8, 2012.

A copy of a press release announcing Ms. King’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated August 20, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2014

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer

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